EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Full Access and Prototype Industries
Dallas, TX

We have audited the balance sheets of Full Access and Prototype Industries (the "Proprietorship") as of December 31, 2011 and 2010 and the related statements of operations, and cash flows for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Proprietorship's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Proprietorship is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Proprietorship's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Full Access and Prototype Industries as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Hood & Associates, CPAs, P.C.

Hood & Associates, CPAs, P.C.
Certified Public Accountants

Tulsa, Oklahoma
November 27, 2012

FULL ACCESS AND PROTOTYPE INDUSTRIES
BALANCE SHEETS
(AUDITED)

	December 31.	December 31,
	2011	2010
ASSETS
Current assets:
Cash	$--	$--
Total current assets	--	--

Other assets
Total assets	--	--

LIABILITIES AND CAPITAL

Current liabilities:
Total current liabilities	--	--

Total liabilities	--	--

Capital
Partner contribution	--	--
Accumulated deficit	--	--
Total capital	--	--
Total liabilities and capital	$--	$--

The accompanying notes are an integral part of these audited financial statements

FULL ACCESS AND PROTOTYPE INDUSTRIES
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
Revenue	$432,437	$350,314
Direct costs	294,479	306,053
Gross profit	137,958	44,261

Operating expenses:
General and administrative expenses	--	--
Profit from operations	137,958	44,261

Net profit	$137,958	$44,261

The accompanying notes are an integral part of these audited financial statements

FULL ACCESS AND PROTOTYPE INDUSTRIES
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
Cash flow from operating activities
Net income	$137,958	$44,261
Adjustments to reconcile net loss to net cash
used in operating activities:
Increase (decrease) in liabilities:
Net cash flow provided by operating activities	137,958	44,261

Cash flow from financing activities:
Distributions to owners	(137,958)	(44,261)
Net cash used in financing activities	(137,958)	(44,261)

Net increase(decrease) in cash	--	--
Cash- beginning of the period	--	--
Cash- end of the period	$--	$--

SUPPLEMENTAL DISCLOSURES:
Interest paid	--	--
Income tax paid	--	--

The accompanying notes are an integral part of these audited financial statements

FULL ACCESS AND PROTOTYPE INDUSTRIES
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1 – ORGANIZATION

Full Access and Prototype Industries (“Proprietorship”) was formed by two individuals to promote music and other entertainment activities in the Dallas , Texas market including the City of Dallas and surrounding counties. Full Access works in conjunction with other promotion entities to bring entertainers  to various venues within the Dallas area plus advertises and promote the venues through various forms of advertising including print ads and online promotion.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements of Full Access and Prototype Industries have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for years presented have been reflected herein.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from  the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Proprietorship considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized upon completion of the service and sale of the product and or completion of the program.

Advertising Costs

Advertising costs are directly related to the promotion of the various entertainers and their respective upcoming events.  These costs are expensed when incurred and are included in the caption “Direct Costs” on the statement of operations..

NOTE 3 – INCOME TAX

The income from the Proprietorship is passed through to its owners and is taxed at their respective tax rates for federal income tax purposes.  Accordingly, no provision for income taxes is presented in the accompanying financial statements.

NOTE 4– SUBSEQUENT EVENTS

Management has reviewed subsequent events through November 27, 2012, the date the financial statements were available for issuance and determined there are no other events to report.